Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


FOR IMMEDIATE RELEASE
March 4, 2005

                     UNITED NATURAL FOODS ANNOUNCES PLANS TO
                      EXPAND NORTHERN CALIFORNIA OPERATIONS

                     TO OPEN NEW DISTRIBUTION FACILITY IN ROCKLIN, CA

Dayville, Connecticut - March 4, 2005 -- United Natural Foods, Inc. (Nasdaq:
UNFI) (the "Company") today announced plans to open a new state-of-the-art distribution facility in Rocklin, California. The Company purchased a new facility on March 1, 2005, and plans to move its current operations in Auburn, California to Rocklin by late summer of 2005. The new building is 487,000 square feet and will be the largest facility in UNFI's nationwide distribution network.

The Rocklin facility is scheduled to commence operations by September 2005 and will serve as a distribution hub for customers in northern California and surrounding states. United Natural Foods currently has 17 distribution centers throughout the United States, consisting of approximately 3.0 million square feet of space. United Natural Foods has the largest warehouse capacity of any distributor in the natural products industry.

"We are excited about the opportunity to further strengthen our distribution network and open a new state-of-the-art facility in northern California," commented Steven Townsend, Chairman and Chief Executive Officer. "We remain focused on meeting the strong and growing consumer demand for natural and organic products and are committed to being the highest quality and most efficient distributor for the natural products industry. The Rocklin center will utilize innovative technologies to create greater efficiencies and productivity, and will ensure that our customers continue to receive enhanced product diversity and superior customer service."

Mr. Townsend added, "Consistent with our strategy to invest in our people, facilities, equipment and technology to continue to drive efficiencies throughout our Company, this facility will be a solid addition to our extensive nationwide distribution infrastructure and has the capacity to accommodate future growth."

The Company noted that the distance between the new facility in Rocklin, California and its current center in Auburn, California is approximately 20 miles and no jobs are expected to be impacted in the transition.

About United Natural Foods

United Natural Foods, Inc. carries and distributes over 43,000 products to more than 21,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.
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UNITED NATURAL FOODS                      FINANCIAL RELATIONS BOARD
Rick D. Puckett                           Joseph Calabrese
Vice President, CFO and Treasurer         General Information
(860) 779-2800                            (212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on December 10, 2004, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.